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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Joint Registration Statement on Form S-8 of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in Patriot American Hospitality, Inc.'s 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission.



                                     /s/ ERNST & YOUNG LLP

Seattle, Washington
January 8, 1998